EXHIBIT 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400 - 403
200 Haddonfield Berlin Road
Gibbsboro, NJ 08026

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated March 27, 2006, relating to the financial statements of Trey Resources, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
July 7, 2006